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                              [Perkins Coie Letterhead]

                                     May 23, 1996



Immunex Corporation
51 University Street
Seattle, Washington   98101

         RE: REGISTRATION ON FORM S-8 OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF IMMUNEX CORPORATION (THE "COMPANY")

Ladies and Gentlemen:

    We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 100,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") which may be offered or sold pursuant to the Immunex Corporation Profit Sharing 401(k) Plan and Trust (the "Plan"). This opinion is limited to those shares of Common Stock which will be originally issued (the "Shares").

    We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

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Immunex Corporation
May 23, 1996
Page 2



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                             Very truly yours,

                             PERKINS COIE